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                                                                     Exhibit 1.2

                             UNDERWRITING AGREEMENT
                                     (TERMS)

                             ----------------------

                               L.150,000,000

                              8.75% Notes Due 2010

                             ----------------------

                                October 25, 2000

HCA - The Healthcare Company
One Park Plaza
Nashville, Tennessee 37203

Dear Sirs/Madams:

         The undersigned Deutsche Bank AG London, Salomon Brothers International Limited and Morgan Stanley & Co. Incorporated (the "Underwriters") understand that HCA - The Healthcare Company (f/k/a Columbia/HCA Healthcare Corporation), a Delaware corporation (the "Company"), proposes to issue and sell L.150,000,000 aggregate principal amount of its 8.75% Notes due 2010 (the "Offered Securities"). The Offered Securities will be issued pursuant to the provisions of an Indenture dated as of December 16, 1993, as supplemented (the "Indenture"), between the Company and Bank One Trust Company, NA (the successor to The First National Bank of Chicago), as trustee (the "Trustee").

         Subject to the terms and conditions set forth or incorporated by reference herein, the Company hereby agrees to sell and the Underwriters agree to purchase, severally and not jointly, the respective principal amounts of the Offered Securities set forth below opposite their names at a purchase price of 98.875% of the principal amount of the Offered Securities.

                                                              Principal Amount
                                                                     of
                                                             Offered Securities
                                                             ------------------
         Deutsche Bank AG London ............................   L.120,000,000
         Morgan Stanley & Co. Incorporated ..................      15,000,000
         Salomon Brothers International Limited  ............      15,000,000
                                                             ----------------
                  Total .....................................   L.150,000,000
                                                             ================

         The Underwriters will pay for the Offered Securities upon delivery thereof at the offices of Deutsche Bank AG London or through the facilities of Clearstream Banking, societe




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anonyme, Luxembourg or the Euroclear System at 2:00 p.m. (London time) on
November 1, 2000 (the "Closing Date").

         The Offered Securities shall have the terms set forth in the Prospectus dated August 5, 1999, and the Prospectus Supplement dated of even date herewith, including the following:


         Public Offering Price:             100% of principal amount

         Purchase Price:                    98.875% of principal amount

         Maturity Date:                     November 1, 2010

         Interest Rate:                     8.75%

         Interest Payment Dates:            May 1 and November 1 of each year, commencing May 1, 2001.
                                            Interest accrues from November 1, 2000.

         Current Ratings:                   Standard & Poor's Ratings Service -- BB+
                                            Moody's Investors Service, Inc. -- Ba2

         Listing:                           Luxembourg Stock Exchange

         All provisions contained in the document entitled Underwriting Agreement Standard Provisions (Debt Securities), a copy of which is attached hereto, are incorporated by reference in their entirety herein and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein, except that (i) if any term defined in such document is otherwise defined herein, the definition set forth herein shall control, (ii) all references in such document to a type of security that is not an Offered Security shall not be deemed to be a part of this Agreement, and
(iii) all references in such document to a type of agreement that has not been entered into in connection with the transactions contemplated hereby shall not be deemed to be a part of this Agreement.

         As evidenced by the Company's countersignature of this Agreement, the Company hereby confirms its engagement of the services of Morgan Stanley & Co. Incorporated as, and Morgan Stanley & Co. Incorporated hereby confirms its agreement with the Company to render services as, a "qualified independent underwriter," within the meaning of Section (b)(15) of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc., with respect to the offering and sale of the Offered Securities. The Company agrees promptly to reimburse Morgan Stanley & Co. Incorporated for all out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with the services to be rendered hereunder as a "qualified independent underwriter."




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         Morgan Stanley & Co. Incorporated hereby represents and warrants to, and agrees with, the Company and the Underwriters that with respect to the offering and sale of the Offered Securities as described in the Prospectus and Prospectus Supplement:

         (i) Morgan Stanley & Co. Incorporated constitutes a "qualified independent underwriter" within the meaning of Section (b)(15) of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc.;

         (ii) Morgan Stanley & Co. Incorporated has participated in the preparation of the Registration Statement, the Prospectus and the Prospectus Supplement and has exercised the usual standards of "due diligence" in respect thereto;

         (iii) Morgan Stanley & Co. Incorporated has undertaken the legal responsibilities and liabilities of an underwriter under the Securities Act of 1933, as amended, specifically including those inherent in
         Section 11 thereof;

         (iv) Based upon (A) a review of the Company, including an examination of the Registration Statement, information regarding the earnings, assets, capital structure and growth rate of the Company and other pertinent financial and statistical data, (B) inquiries of and conferences with the management of the Company and its counsel and independent public accountants regarding the business and operations of the Company, (C) consideration of the prospects for the industry in which the Company competes, estimates of the business potential of the Company, assessments of its management, the general condition of the securities markets, market prices of the capital stock and debt securities of, and financial and operating data concerning, companies believed by Morgan Stanley & Co. Incorporated to be comparable to the Company with debt securities of maturity and seniority similar to the Offered Securities and the demand for securities of comparable companies similar to the Offered Securities, and (D) such other studies, analyses and investigations as Morgan Stanley & Co. Incorporated has deemed appropriate, and assuming that the offering and sale of the Offered Securities is made as contemplated herein and in the Prospectus and Prospectus Supplement, Morgan Stanley & Co. Incorporated recommends, as of the date of the execution and delivery of this Agreement, that the yield on the Offered Securities be not less than that stated above, which yield should in no way be considered or relied upon as an indication of the value of the Offered Securities; and

         (v) Morgan Stanley & Co. Incorporated will furnish to the Underwriters at the time of delivery of the Offered Securities a letter, dated the time of delivery of the Offered Securities, in form and substance satisfactory to the Underwriters, to the effect of clauses (i) through (iv) above.

         Morgan Stanley & Co. Incorporated hereby agrees with the Company and the Underwriters that, as part of its services hereunder, in the event of any amendment or supplement




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to either the Prospectus or the Prospectus Supplement, Morgan Stanley & Co.
Incorporated will render services as a "qualified independent underwriter," in accordance with Rule 2710 of the Conduct Rules of the National Association of Securities Dealers, Inc., as such term is defined in Section (b)(15) of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. with respect to the offering and sale of the Offered Securities as described in either the Prospectus or the Prospectus Supplement, as so amended or supplemented, that are substantially the same as those services being rendered with respect to the offering and sale of the Offered Securities as described in the Prospectus and the Prospectus Supplement (including those described above).

         The Company agrees to cooperate with Morgan Stanley & Co. Incorporated to enable it to perform the services contemplated by this Agreement.

         In addition, each Underwriter agrees that (a) it has not offered or sold, and prior to the date that is six months after the date of issue of the Offered Securities, will not offer or sell, any Offered Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, (b) it has complied, and will comply, with all applicable provisions of the Financial Services Act of 1986 with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom, and (c) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issuance of the Offered Securities to a person who is of the kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 (as amended) or is a person to whom the document may otherwise lawfully be issued or passed on.

         Each Underwriter understands that no action has been taken to permit a public offering of the Offered Securities in any jurisdiction outside the United States and Luxembourg where action would be required for such purpose. Each of the Underwriters agrees that it will not offer, sell, or deliver any of the Offered Securities in any jurisdiction outside the United States, except under circumstances that will result in compliance with the applicable laws thereof and in the manner contemplated by the Prospectus, and that it will take, at its own expense, whatever action is required to permit its legal purchase and resale of the Offered Securities in such jurisdiction.

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         Please confirm your agreement by having an authorized officer sign a copy of this Underwriting Agreement in the space set forth below.

                                     Very truly yours,

                                     Deutsche Bank AG London

                                     By:    /s/ Tim O'Dell
                                            --------------------------------
                                     Name:      Tim O'Dell
                                            --------------------------------
                                     Title:     Associate
                                            --------------------------------

                                     Morgan Stanley & Co. Incorporated

                                     By:    /s/ Brian M. Kinkead
                                            --------------------------------
                                     Name:      Brian M. Kinkead
                                            --------------------------------
                                     Title:     Principal
                                            --------------------------------

                                     Salomon Brothers International Limited

                                     By:    /s/ Jeanne Campanelli
                                            --------------------------------
                                     Name:      Jeanne Campanelli
                                            --------------------------------
                                     Title:     Attorney-In-Fact
                                            --------------------------------

Accepted:

HCA - The Healthcare Company

By:    /s/ David G.Anderson
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Name:      David G. Anderson
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Title:     Senior Vice President-Finance and Treasurer
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